UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2007 (April 23, 2007)

SAMOYED ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52390 (Commission File Number)	98-0511932 (IRS Employer Identification No.)

#2 – 136 Stonecreek Road, Canmore, Alberta T1W 3A5

 (Address of principal executive offices)               (Zip Code)

(403) 617-8786

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets

On April 23, 2007, Samoyed Energy Corp. (the “Company”) finalized negotiations with Stone Canyon Resources Inc. (the “Vendor”) to purchase the Vendor’s interest in certain producing oil and gas leases and certain oil and gas exploration leases in the Province of Alberta, Canada (the “Wilson Creek Assets”).  On April 30, 2007, the Company and the Vendor executed a Purchase and Sale Agreement (the “Agreement”). Pursuant to the Agreement, on May 1, 2007, the Company purchased the Wilson Creek Assets from the Vendor for cash consideration of One Hundred and Fifty Thousand dollars ($150,000.00 US).  The assets acquired are described below:

Title Documents	Lands	Vendor’s Interest

Alberta Cr. P& NG Lease	Twp. 44, Rge. 4 W5M:	3.125% Working Interest
No. 0480110034	Sec. 18
Dated November 6, 1980	All P&NG rights from the
Surface to the base of the Jurassic

Alberta Cr. P&NG Lease	Twp. 44, Rge. 4 W5M:	9.50% Working Interest
No. 0494090860	E½ Sec. 19
Dated November 6, 1980	All P&NG rights from the
Surface to the base of the
Pekisko formation excluding
Natural Gas rights to the
Base of the Edmonton Group

	Twp. 44, Rge. 4 W5M:	4.75% Pooled Interest
E½ Sec. 19
All Natural Gas rights to the
Base of the Edmonton Group

Alberta Cr. P&NG Lease	Twp. 44, Rge. 4 W5M:	4.75% Pooled Interest
No. 0400070135	SW¼ Sec. 19
Dated July 13, 2000	All Natural Gas rights to the
Base of the Edmonton Group

Alberta Cr. P&NG License	Twp. 44, Rge. 4 W5M:	4.75% Pooled Interest
No. 5403070306	NW¼ Sec. 19
Dated July 10, 2003	All Natural Gas right to the
Base of the Edmonton Group

Encumbrances
Crown S/S Royalty	Royalty

Wells

Regent et al 102 Minhik 8-18-44-4 W5M	Shut-in Gas Well	3.125%
Regent et at Minhik 9-18-44-4 W5M	Potential Gas Well	3.125%
Regent et al Minhik 8-19-44-4 W5M	Producing Gas Well	4.750%

Item 9.01

Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Purchase and Sale Agreement dated as of April 30, 2007 by and between Samoyed Energy Corp. and Stone Canyon Resources Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMOYED ENERGY CORP.
Date: May 1, 2007	By: /s/ Christopher Yee Name: Christopher Yee Title: President and Director (Principal Executive Officer)

3